SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest reported): February 20, 2007

Voiceserve, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-51882
(Commission File Number)	(IRS Employer Identification No.)

Cavendish House
 369 Burnt Oak Broadway
Edgware, Middlesex HA8 5AW
 (Address of Principal Executive Offices)(Zip Code)

44 208 136 6000
(Registrant's Telephone Number, Including Area Code)

4306, Inc.
(Former Name or Former Address, if Changed Since Last Report)

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FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 20, 2007, the Board of Directors approved a change in the Company’s fiscal year end from December 31 to March 31 pursuant to the authority granted in Article VIII, Section 4 of the Bylaws of the Company.

Item 9.01         Financial Statements and Exhibits.

(a)    Financial statements

None.

(b)    Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Voiceserve, Inc.

Date: June 28, 2007	By: /s/ Michael Bibelman
Michael Bibelman Chief Executive Officer